CONVERTIBLE NOTE CONVERSION AGREEMENT

THIS CONVERTIBLE NOTE CONVERSION AGREEMENT (this “Agreement”) is made as of March 7, 2007 by and among EQUICAP, INC., a Nevada corporation (the "Company”) and FOUNTAINHEAD CAPITAL PARTNERS LIMITED, an entity registered in Jersey, the holder of the Company's Convertible Note due December 31, 2007 (the “Note”) (“Holder”).

A.  WHEREAS, the Company has previously issued the Note which has a current outstanding principal balance together with accrued interest of approximately $100,000.

B.  WHEREAS, the Holder has acquired the Note as a result of loans and advances it had made to the Company for purposes of working capital.

C.  WHEREAS, the Company and Usunco Automotive Limited (“Usunco”) and the stockholders of Usunco, have entered into a Share Exchange Agreement, dated as of March 7, 2007 (the "Share Exchange Agreement") pursuant to which the stockholders of Usunco will become stockholders of the Company (the "Share Exchange").

D.  WHEREAS, as a condition to the closing of the Share Exchange (the "Closing") and the other transactions contemplated by the Share Exchange Agreement, Usunco and the Company have required that the Holder shall have executed and delivered this Agreement, pursuant to which the Note shall be cancelled and converted into an aggregate of no more than 702,132 shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") immediately after the Closing of the Share Exchange (as defined in the Share Exchange Agreement).

E.  WHEREAS, the Holder wishes to convert all outstanding unpaid principal and interest owed pursuant to the Note into shares of Common Stock in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1. Agreement to Convert Note into Shares.

1.1 Conversion; Cancellation of Note.

    (a)  Conversion. The Holder hereby agrees that at the Closing of the Share Exchange, the amount of outstanding principal and/or accrued but unpaid interest owed to Holder pursuant to the Note shall be automatically converted into the right to receive 702,132 of shares of Common Stock ("Shares").

(b) Irrevocable Election. Holder agrees that the decision to convert the Note pursuant to this Agreement is irrevocable and is contingent solely upon Closing of the Share Exchange. Holder agrees that, without the prior written consent of the Company, following the date of this Agreement until the earlier of (i) Closing of the Share Exchange or (ii) termination of the Share Exchange Agreement in accordance with its terms for reasons other than a breach by the Company, such Holder shall not directly or indirectly sell, assign, hypothecate or otherwise transfer or purport to transfer all or any portion of the Note or the Shares issuable upon conversion thereof.

 (c)  Cancellation of the Note. Holder agrees that, as of the Closing, Holder shall have no further rights under the Note and such Note shall be deemed cancelled and of no further force and effect. Prior to the Closing, Holder shall deliver the original Note to the Company (or its designee) duly endorsed for transfer to the Company. Promptly following the Closing, the Company shall deliver or cause its transfer agent to deliver to Holder, the number of Shares designated in accordance with Section 1.1(a) above; provided, however, that to the extent that Holder does not deliver the original Note prior to Closing, upon surrender of the duly endorsed original Note to the Company (or its designee), the Holder shall be entitled to receive (and the Company shall promptly issue or cause to be issued) in exchange therefor the number of Shares issuable pursuant to Section 1(a) above. From and after the Closing, Holder shall have no rights with respect to the Note other than to surrender the original Note and receive Shares in exchange therefor.

(d) Lost Note. In the event that the Note has been lost or destroyed, the Holder of such Note shall, as a condition to receipt of any Shares in exchange therefore, execute and deliver to the Company an indemnity agreement, in such customary form as is reasonably acceptable to the Company, indemnifying the Company for any loss or damages resulting from or arising out of the loss of such original Note.

2. Representations and Warranties of Holder. Holder hereby represents, warrants and agrees with the Company that:

2.1 Authorization; Outstanding Notes. Holder has full power and authority to enter into the Agreement. The Agreement, when executed and delivered by Holder, will constitute a valid and legally binding obligation of Holder, enforceable in accordance with its terms. Holder is the only person with a direct or indirect interest in the Note being converted into Shares under this Agreement. Neither the Note nor any interest therein has been sold, assigned, transferred or hypothecated by Holder and Holder has not entered into any agreement or arrangement to sell, assign, transfer or hypothecate all or any portion of the Note. The Note is owned by Holder free and clear of any claims, liens or encumbrances. To the best knowledge of Holder, the aggregate principal amount of the Note is as set forth in Recital A to this Agreement.

2.2 Accredited Investor. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Holder is experienced in evaluating and investing in securities of companies in a similar stage of development and is able to fend for itself and can bear the economic risk of an investment in the Shares.

2.3 Acquisition Entirely for Own Account. This Agreement is made with Holder in reliance upon Holder's representation to the Company, which by Holder’s execution of this Agreement Holder hereby confirms, that the Shares to be acquired by Holder will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than sales in accordance with applicable state and federal securities laws). By executing this Agreement, Holder further represents that Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares and Holder has not been formed for the specific purpose of acquiring the Shares.

2.4 No Public Market. Holder understands that there can be no assurance that a liquid public market for the Shares will ever exist.

2.5 Restricted Securities. Holder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein. Holder understands that the Shares will be “restricted securities” under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, Holder may only resell the Shares if they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Holder’s control and which the Company is under no obligation, and may not be able, to satisfy.

2.6 Legends. It is understood and agreed that the Shares, and any securities issued in respect thereof or exchange therefor, may bear a legend substantially the same as the following legend as well as any legend required by the Blue Sky laws of any state of the United States to the extent such laws are applicable to the Shares represented by the certificate so legended:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS."

3. Representations and Warranties of the Company. The Company hereby represents, warrants and agrees with each Holder that:

3.1.  Authorization of Shares. The Shares upon issuance in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

3.2 Authority. The Company has the power and authority to deliver and perform this Agreement and to make the representations and warranties contained herein.

3.3 Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company will violate or result in a breach of any term or provision of any material agreement to which the Company is bound or is a party, or the Company’s Certificate of Incorporation or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, the effect of which would be to impair the performance by the Company of its obligations hereunder or the receipt by the Holders of the Shares.

3.4 Enforceability. This Agreement has been duly and validly executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations on the availability of equitable remedies.

4. Resale of Shares.

4.1 Registration Rights. As a material inducement to Holder to enter into this Agreement, the Company shall have entered into a registration rights agreement with the Holder and the form and substance of such registration rights agreement shall be reasonably satisfactory to the Holder.

4.2  144 Sales. The Company shall use its best efforts to timely file all documents and reports required under the Exchange Act to meet the “Current Public Information” requirements of subsection (c) of Rule 144 under the Securities Act (“Rule 144”). Further, the Company will use its best efforts to cooperate with Holders, and its respective agents, in order to facilitate sales by the Holder of Shares pursuant to Rule 144.

4.3 Legal Opinion re: Transfers of Certain Holder Shares. Any legal opinion required to be rendered in connection with any transfer of the Holder’s shares issuable on the conversion of the Convertible Note shall be rendered by Robert L. B. Diener or his duly-appointed designee.

5. Indemnification of Company. Holder agrees to indemnify and hold harmless the Company and each of its respective officers, directors, agents, attorneys, accountants and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of Holder to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by Holder herein or in any other document provided by Holder to the Company in connection with the transactions contemplated hereby.

6. Indemnification of the Holder. The Company agrees to indemnify and hold harmless Holder and each of its respective successors and assigns from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the Company to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Company herein or in any other document provided by the Company to such Holder in connection with the transactions contemplated hereby.

7. Nontransferability of Agreement. This Agreement is not transferable or assignable by Holder without the written consent of the Company.

8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any of the Note or Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9. Governing Law. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of New York.

10. Amendments; Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may only be amended by written agreement of Holder and the Company.

11. Entire Agreement; No Reliance on Other Information. This Agreement, and the documents referred to herein or contemplated hereby constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled. Holder acknowledges and agrees that, other than as specifically contained or referenced in or specifically contemplated by this Agreement, Holder has not relied on and no person (including, but not limited to, Usunco) has provided any information (whether written or oral) to, or made any representation, warranty or promise relating to, the Shares, the Share Exchange, or Holder’s decision to enter into this Agreement.

IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date set forth above.

EQUICAP, INC., a Nevada corporation

By:
Thomas W. Colligan, President

FOUNTAINHEAD CAPITAL PARTNERS LIMITED, an entity registered in Jersey

By:
Robert L. B. Diener Attorney-in-fact